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Registration No.

As filed with the Securities and Exchange Commission on June 4, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STANDARD PARKING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation or organization)	16-1171179 (I.R.S. Employer Identification Number)
900 North Michigan Avenue, Suite 1600 Chicago, Illinois 60611 (Address, including zip code, of registrant's principal executive offices)	(312) 274-2000 (Telephone number, including area code, of registrant's principal executive offices)

STANDARD PARKING CORPORATION
LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Robert N. Sacks, Esq.
Executive Vice President—General Counsel and Secretary
Standard Parking Corporation
900 North Michigan Avenue, Suite 1600
Chicago, Illinois 60611
(312) 274-2000
(Name, address, including zip code and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, par value $0.001 per share	1,000,000	$12.43	$12,430,000	$1,575

(1)
This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

(2)
The offering price is not known. Pursuant to Rule 457(h), the registration fee was completed on the basis of the average of the high and low prices of the registrant's Common Stock on the NASDAQ National Market on June 1, 2004.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents, which have heretofore been filed by Standard Parking Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

  (a)
  the Company's prospectus dated May 27, 2004, filed pursuant to Rule 424(b) of the Securities Act of 1933, included as part of the Company's Registration Statement on Form S-1 (File No. 333-112652);

  (b)
  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; and

  (c)
  the description of the Company's Common Stock, $.001 par value per share, contained in the Company's Registration Statement on Form S-1 (File No. 333-112652) including any amendment or report filed for the purpose of updating such description.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

        Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such Company as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudicated to be liable to the Company. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

        The above provisions of the DGCL are nonexclusive.

        Article VIII, Section 2(a) of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. Any rights to indemnification conferred in Section 2 are contract rights and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

        Article VIII, Section 2(d) of the Company's Amended and Restated Certificate of Incorporation provides that the Company may maintain insurance, at its expense, to protect itself and any director or officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.    Exemption From Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        See Exhibit Index which is incorporated herein by reference.

Item 9.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 1st day of June, 2004.

Standard Parking Corporation
By:	/s/ JAMES A. WILHELM James A. Wilhelm President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert N. Sacks and Michael Wolf, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Standard Parking Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the dates set forth below.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President, Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2004
/s/ JOHN V. HOLTEN John V. Holten	Chairman and Director	June 1, 2004
/s/ G. MARC BAUMANN G. Marc Baumann	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 1, 2004
/s/ DANIEL R. MEYER Daniel R. Meyer	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	June 1, 2004
/s/ GUNNAR E. KLINTBERG Gunnar E. Klintberg	Vice President and Director	June 1, 2004

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on the dates set forth below.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President, Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2004
/s/ JOHN V. HOLTEN John V. Holten	Chairman and Director	June 1, 2004
/s/ G. MARC BAUMANN G. Marc Baumann	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 1, 2004
/s/ DANIEL R. MEYER Daniel R. Meyer	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	June 1, 2004
/s/ GUNNAR E. KLINTBERG Gunnar E. Klintberg	Vice President and Director	June 1, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Form of Second Amended and Restated Certificate of Incorporation of the Company.[1]
4.2	Form of Amended and Restated By-Laws of the Company.[2]
4.3	Indenture governing the Company's 14% Senior Subordinated Second Lien Notes Due 2006, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company.[3]
4.4	Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of March 30, 1998, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company.[4]
4.4.1
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of July 1, 2002, by and among the Company, Standard Parking Corporation IL, Tower Parking, Inc., Virginia Parking Service, Inc. and State Street Bank and Trust Company.[5]
4.4.2
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company.[6]
4.4.3	Supplemental Indenture, dated as of September 21, 1998, among Virginia Parking Service, Inc., the Company and State Street Bank and Trust Company.[7]
4.4.4	Supplemental Indenture, dated as of July 6, 1998, among S&S Parking, Inc., Century Parking, Inc., Sentry Parking Corporation, the Company and State Street Bank and Trust Company.[8]
4.6	Standard Parking Corporation Long-Term Incentive Plan[9]
5	Opinion of Sachnoff & Weaver, Ltd.
23	Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)
23.1	Consent of Ernst & Young LLP
24	Powers of Attorney (contained on the signature page hereto)

1
Incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Company's Registration Statement on Form S-1/A filed on May 18, 2004.

2
Incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company's Registration Statement on Form S-1/A filed on May 10, 2004.

3
Incorporated by reference to Exhibit 4.15 of the Company's Annual Report on Form 10-K filed for December 31, 2001.

4
Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, file No. 333-50437, filed on April 17, 1998.

5
Incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed for September 30, 2002.

6
Incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-4, File No. 333-86008, filed on April 10, 2002.

7
Incorporated by reference to Exhibit 4.5 of the Company's Annual Report on Form 10-K filed for December 31, 1998.

8
Incorporated by reference to Exhibit 4.6 of the Company's Annual Report on Form 10-K filed for December 31, 1998.

Filed as Exhibit 10.12 to the Company's Registration Statement on Form S-1/A filed on May 18, 2004.

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PART II
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX